Registration No. 333-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    Form S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                                  FIRST BANCORP
             (Exact name of registrant, as specified in its charter)

           North Carolina                                     56-1421916
           --------------                                     ----------
   (State or other jurisdiction of                         (I.R.S. Employer)
   incorporation or organization)                         Identification No.)

      341 North Main Street, P.O. Box 508, Troy, North Carolina 27371-0508
      --------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                              ---------------------

                      FIRST BANCORP 2004 STOCK OPTION PLAN
                            (Full Title of the Plan)

                              ---------------------

                                 James H. Garner
                President, Chief Executive Officer and Treasurer
                              341 North Main Street
                               Post Office Box 508
                         Troy, North Carolina 27371-0508
                     (Name and Address of Agent For Service)

                                 (910) 576-6171
          (Telephone Number, Including Area Code, of Agent For Service)

                              ---------------------

                                    Copy to:
                             Henry H. Ralston, Esq.
                        Robinson, Bradshaw & Hinson, P.A.
                             101 North Tryon Street
                                   Suite 1900
                         Charlotte, North Carolina 28246
                                 (704) 377-2536

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
Title of Each Class of Securities To     Amount To Be      Proposed Maximum       Proposed Maximum       Amount Of
            Be Registered               Registered (1)    Offering Price Per     Aggregate Offering     Registration
                                                               Unit (2)                 Price               Fee
--------------------------------------------------------------------------------------------------------------------

Common Stock, no par value, issuable        850,000             $32.56               $27,676,000         $3,506.55
under the First Bancorp 2004 Stock
Option Plan
====================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also relates to an indeterminate number of additional shares of common stock issuable with respect to the shares registered hereunder in the event of a stock split, stock dividend or other similar transaction.


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(2)  In accordance with Rule 457(h)(1) of Regulation C, the price for the shares is computed on the basis of the average high and low prices for Common Shares on August 24, 2004 as reported on the NASDAQ National Market System.



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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation by Reference.

     The following documents are incorporated by reference into this registration statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 20004 and June 30, 2004;

     (c) The Registrant's Current Reports on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on April 22, 2004, April 30, 2004, July 22, 2004 and July 30, 2004;

     (d) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of its latest fiscal year;

     (e) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form S-4 filed with the Commission on March 15, 2001, and Amendment No. 1 thereto filed with the Commission on April 18, 2001; and

     (f) All documents subsequently filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered by this registration statement have been sold or which deregisters all securities then remaining unsold.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document (which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers.

     Section 55-2-02 of the North Carolina Business Corporation Act (the "Business Corporation Act") enables a corporation in its articles of incorporation to eliminate or limit, with certain exceptions, the personal liability of a director for monetary damages for breach of duty as a director. No such provision is effective to eliminate or limit a director's liability for
(i) acts or omissions that the director at the time of the breach knew or believed to be clearly in conflict with the best interests of the corporation,
(ii) improper distributions as described in Section 55-8-33 of the Business Corporation Act, (iii) any transaction from which the director derived an improper personal benefit or (iv) acts or omissions occurring prior to the date the exculpatory provision became effective. The Registrant's articles of incorporation limit the personal liability of its directors to the fullest extent permitted by the Business Corporation Act.

     Sections 55-8-50 through 55-8-58 of the Business Corporation Act permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative because of the fact that such person was or is a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another


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corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, employee or agent
(i) conducted himself in good faith, (ii) reasonably believed (1) that any action taken in his official capacity with the corporation was in the best interests of the corporation or (2) that in all other cases his conduct was not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55 of the Business Corporation Act. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which a director was adjudged liable to the corporation or in connection with any other proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

     In addition to, and notwithstanding the conditions of and limitations on, the indemnification described above under the statutory scheme, Section 55-8-57 of the Business Corporation Act permits a corporation to indemnify, or agree to indemnify, any of its directors, officers, employees or agents against liability and expenses (including counsel fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. The Registrant's bylaws provide for indemnification to the fullest extent permitted under the Business Corporation Act and the Registrant has separate indemnification agreements with various current and past directors and officers.

     Because of its agreements to indemnify, the Registrant may indemnify its directors, officers, employees and agents in accordance with either the statutory or nonstatutory standard. Sections 55-8-52 and 55-8-56 of the Business Corporation Act require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was, or was threatened to be, made a party because he is or was a director or officer of the corporation. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56 of the Business Corporation Act.

     Additionally, Section 55-8-57 of the Business Corporation Act authorizes a corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the Business Corporation Act to indemnify that person. The Registrant has purchased and maintains such insurance.

Item 8. Exhibits.

     Exhibit Number                            Description
     --------------                            -----------

           4.1 Copy of Articles of Incorporation of the Registrant and amendments thereto were filed as Exhibits 3.a.i-3.a.v to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 2002, and are incorporated herein by reference.
           4.2 Copy of the Amended and Restated Bylaws of the Registrant was filed as Exhibit 3.b to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2003, and is incorporated herein by reference.
           4.3 Form of common stock certificate, filed as Exhibit 4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, is incorporated herein by reference.
           5.1                Opinion of Robinson, Bradshaw & Hinson, P.A.
          23.1                Consent of Robinson, Bradshaw & Hinson, P.A.
                              (contained in Exhibit 5.1).


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     Exhibit Number                            Description
     --------------                            -----------

          23.2                Consent of KPMG LLP.
          24.1 Powers of Attorney (included on signature page to this registration statement).

Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been


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advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of North Carolina on the 24th day of August, 2004.

                                        First Bancorp

                                        By: /s/ James H. Garner
                                            ----------------------------------
                                            James H. Garner,
                                            President, Chief Executive Officer
                                            and Treasurer


                                POWER OF ATTORNEY

     Each of the undersigned hereby constitutes and appoints James H. Garner, Anna G. Hollers and Eric P. Credle, and each of them, with full power to act without the other and with full power of substitution and resubstitution, his true and lawful attorneys-in-fact and agents, for him and in his name, place, and stead, in any and all capacities, to sign on his behalf any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and any related registration statement (and any amendments thereto) filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, and grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that such attorneys-in-fact or agents, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities indicated on the 24th day of August, 2004.

/s/ James H. Garner                                   /s/ Anna G. Hollers
----------------------------                          -------------------
James H. Garner                                       Anna G. Hollers
President, Chief Executive Officer, Treasurer         Executive Vice President
and Director                                          and Secretary
(Principal Executive Officer)

/s/ Eric P. Credle                                    /s/ William E. Samuels
-----------------------------                         ----------------------
Eric P. Credle                                        William E. Samuels
Senior Vice President and Chief Financial Officer     Director
(Principal Financial Officer and Principal            Vice-Chairman of the Board
Accounting Officer)

/s/ Jesse S. Capel                                    /s/
---------------------------                           ----------------------
Jesse S. Capel                                        George R. Perkins, Jr.
Chairman of the Board                                 Director
Director

/s/ Jack D. Briggs                                    /s/ Thomas F. Phillips
---------------------                                 ----------------------
Jack D. Briggs                                        Thomas F. Phillips
Director                                              Director

/s/ R. Walton Brown                                   /s/ Edward T. Taws, Jr.
-----------------------                               -----------------------
R. Walton Brown                                       Edward T. Taws, Jr.
Director                                              Director

/s/ H. David Bruton                                   /s/
-------------------------                             -------------------
H. David Bruton                                       Frederick H. Taylor
Director                                              Director


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


/s/ David L. Burns                                    /s/ Virginia C. Thomasson
------------------------                              -------------------------
David L. Burns                                        Virginia C. Thomasson
Director                                              Director

/s/ John F. Burns                                     /s/ A. Jordan Washburn
----------------------                                ----------------------
John F. Burns                                         A. Jordan Washburn
Director                                              Director

/s/ Goldie Wallace-Gainey                             /s/ Dennis A. Wicker
-----------------------------                         --------------------
Goldie Wallace-Gainey                                 Dennis A. Wicker
Director                                              Director

/s/ James G. Hudson, Jr.                              /s/ John C. Willis
----------------------------                          ------------------
James G. Hudson, Jr.                                  John C. Willis
Director                                              Director


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                                  EXHIBIT INDEX


  Exhibit Number                          Description
  --------------                          -----------

        4.1 Copy of Articles of Incorporation of the Registrant and amendments thereto were filed as Exhibits 3.a.i-3.a.v to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 2002, and are incorporated herein by reference.
        4.2 Copy of the Amended and Restated Bylaws of the Registrant was filed as Exhibit 3.b to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2003, and is incorporated herein by reference.
        4.3 Form of common stock certificate, filed as Exhibit 4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, is incorporated herein by reference.
        5.1             Opinion of Robinson, Bradshaw & Hinson, P.A.
       23.1             Consent of Robinson, Bradshaw & Hinson, P.A.
                        (contained in Exhibit 5.1).
       23.2             Consent of KPMG LLP.
       24.1 Powers of Attorney (included on signature page to this registration statement).


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